Exhibit 99.1

Dear Shareholders and Friends,

This morning we announced a groundbreaking joint venture between Genius Brands International (NASDAQ:GNUS) and Stan Lee’s POW! Entertainment to create STAN LEE UNIVERSE.

STAN LEE UNIVERSE, will assume worldwide rights, in perpetuity, to the name, physical likeness, physical signature, live and animated motion picture, television, online, digital, publishing, theme park, comic book, merchandising and licensing rights to Stan Lee and his IP creations past*, present, and going forward.

In all of Hollywood, there is no greater prize. This is the Holy Grail. Stan Lee Universe is a once in a lifetime asset, drawn from over 100 original, heretofore unexploited properties, created by the most successful creator of intellectual property of our time. In my view, the potential value in this single asset, is greater than any IP anywhere in Hollywood.

Jointly owned by Genius and POW, and subject to due diligence and documentation, this deal will vest Genius Brands as the managing and controlling partner of the STAN LEE UNIVERSE joint venture.

Let me provide some context:
Stan Lee, was the creator of the most successful characters ever made, including Spider-Man, Iron Man, Black Panther, The Incredible Hulk, X-Men, Thor, Captain America, Ms. Marvel,  Silver Surfer, Antman, Nick Fury, Guardians of the Galaxy, and of course the #1 movie box-office franchise of all time, The Avengers. For decades, Stan was the editor and creative force behind Marvel Comics, which was sold to the Walt Disney Company for $4.4 billion, and has since proved to be worth many multiples of that amount.

In addition to the #1 movie box office hit of all time, Avengers Endgame, Stan Lee created 2 of the Walt Disney Company’s 3 biggest blockbusters, and 5 of the top 12 grossing movies of all time.

It is almost impossible to conceive that one mind created all this wealth.  The spinoffs alone defy the imagination. From humble beginnings in comic books, to motion pictures, to animated television, to toys, apparel, video games, and every conceivable licensed product imaginable, Stan Lee characters populate the screens and retail shelves worldwide. There is no creator who has influenced pop culture, and created more successful and more valuable entertainment, than Stan Lee. Not even Walt Disney. Over and over, again and again, Stan created characters and stories that resonated in the hearts and minds of all peoples of all ages around the world, with Billions and Billions and Billions of dollars of motion picture box-office, television, video games, and consumer product licensing.

STAN LEE UNIVERSE will draw from the repository of all of the characters and IP created by Stan Lee, post-Marvel Entertainment*, not otherwise elsewhere. From over 100 original Stan Lee creations, we will develop and license approximately seven of these properties per year.

Having worked with Stan and been a close friend for almost 30 years, this culminates a personal dream for Genius Brands to now become the guardian of both his brand and body of work. I have no doubt that the greatest characters, the greatest stories, and the greatest hits from the mind of Stan Lee, have yet to be told. And as big as Spider-Man, Black Panther, X-Men, and the Avengers are today, tomorrow it will be Stan Lee’s TOMORROW MEN, his STRINGBEAN, his BLACK FURY, and VIRUS.

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Former President of Marvel Productions, Margaret Loesch who worked intimately with Stan for years, said, “Stan Lee was one of a kind. Stan Lee Universe is going to be an unimaginable source of blockbuster entertainment for many years to come.”

Former President of Walt Disney Television and Chief Content Officer of Genius Brands’ Kartoon Channel!, David Neuman said, “The spinoff opportunities for Kartoon Channel! alone are mind-boggling including a dedicated Stan Lee Universe program block….like ‘Stan Lee Saturday.’"

When we looked at the depth of these creations that sit in this library, the magnitude and value of this asset slowly began to sink in. There simply is no greater treasure chest of Intellectual Property anywhere. I feel like we went down to the basement of John Lennon and Paul McCartney’s recording studio and found 200 songs that had never been released.  One was called Yesterday, another was called Hey Jude, and another called Sergeant Pepper. They were just waiting for us to bring them forth to the market, along with their names and likenesses, signatures, and the right to merchandise the Beatles. It feels that big to us!”

The financial impact of an asset like STAN LEE UNIVERSE can not be overstated. We have seen what properties created by Stan Lee, did for the Walt Disney Company in revenues and earnings.  Not just in the Billions of dollars of movie box office, but in the even greater, downstream revenue across the entire business, be it television, digital, consumer products, games, or theme parks.   We have studied the Disney playbook and the brilliant job they did at bringing Stan’s creativity through the food chain.  Having observed and learned, we believe that we can take the next surge of “Stan Lee properties 2.0”, to the market in no less a way, and create massive value for our shareholders.  Just like LeBron James, brought his talents to Miami, and then to Cleveland where he also won an NBA championship (and now to Los Angeles!), we are confident that Stan Lee Universe, will once again demonstrate the unusual creative gift of this man and the power of the brand.

Spider-Man was created in 1962, The Avengers in 1963.  They live stronger than ever today.  I have every belief that the properties introduced from Stan Lee Universe, can do the same. They are just as good, and will have the same attention. They are standing on the shoulders of the man who had already perfected his craft, and yet never stopped growing and evolving.

I have no doubt that the signature of Stan Lee has no less potential to excite the imagination, than the signature of Walt Disney, we all know and love.  Why? Because, like that of Walt Disney, it stands for something.

On a personal note, I often went with Stan to Comic-Con. For those of you unaware of what Comic-Con is, it is a convention of pop culture, which has become the annual “MUST GO TO” pilgrimage from comic books to movies, to TV shows, toys, games, entertainment, etc.  It is a mecca of CosPlay. It began in San Diego, and subsequently spread to Comic Cons in New York and around the world, where an appearance by Stan Lee, was the ultimate validation of the event.  It is hard to describe what occurred when Stan Lee arrived in the building, and if I hadn’t been there with him myself, I would not have believed it.  It was like traveling with Elvis, but even more so, if that could even be imagined.  As humble and unassuming as he was, Stan was a star of indescribable proportions. Despite all of the celebrities that would show up and do panels, to promote their movies or brands, Stan sat at the top like Zeus on Mt. Olympus.  Endless throngs of people would line up for a picture with him or an autograph.  And no matter what was going on, he was always humble and gracious.  He was interested to know about and talk to every person.  He asked questions, because he truly cared, and that is from where the magic of his characters came…He listened and he cared about people.

It didn’t matter if you were the biggest star in the world, or a Fortune 500 CEO, or the President of the United States, or the guy who parked cars, Stan Lee, was as interested in you as you were in him.

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It didn’t matter, how big the movie star was, they were all in awe of Stan, and when he came in the room, all of the oxygen left.  There was only one star people wanted to see.

Stan’s cameos in each Marvel movie were legendary. His surprise appearances in each film, were anticipated as much as the movie itself!

It was no different for television.  Whether he appeared as a guest star on the Simpsons, or on Big Bang Theory, it was a ratings smash, and the event of the season.

One of the things I am most excited about STAN LEE UNIVERSE is particularly poignant in these times today, when we are examining and seeking to move our society forward in a just and positive way for all.  Stan was an outspoken advocate of civil rights, long before it became fashionable.  He spoke out against bigotry always. His heroes were champions of goodness and stood up for the those who often could not stand up for themselves. His anthem of Spider-Man, calls out today more than ever. ‘With Great Power comes Great Responsibility.” Inside, Genius Brands, we feel great responsibility to steward this brand.

We will be creating a dedicated business and creative unit specific to Stan Lee Universe. For the millions of Stan Lee fans, we look forward with the greatest of sensitivity, protecting its integrity and faithfully bringing the characters to the movie screens, comic books, TV, game platforms,  mobile devices, toys and licensed products worldwide.

For the Genius Brands shareholders, we look forward to smartly and efficiently monetizing STAN LEE UNIVERSE across all platforms. I have no doubt that we will attract the most talented producers, directors, and marketers, in the world as we unlock this one of a kind treasury, and bring forth the next wave of Stan Lee creations for the world to experience and enjoy. We are proceeding immediately with our due diligence and expect final documentation to follow promptly thereafter.

Sincerely,

Andy Heyward
Chairman & CEO
Genius Brands International, Inc.

Forward Looking Statements:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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